Registration No. 333-33623

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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                         ---------------

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         ---------------

              INDUSTRIAL SERVICES OF AMERICA, INC.
     (Exact name of registrant as specified in its charter)

                             FLORIDA
 (State or other jurisdiction of incorporation or organization)

                           59-0172746
              (I.R.S. Employer Identification No.)

                         7100 GRADE LANE
                         P.O. BOX 32428
                      LOUISVILLE, KY  40232
            (Address of principal executive offices)

           INDEPENDENT CONSULTING SERVICES AGREEMENT,
     CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT,
        INDEPENDENT CONTRACTOR AND STOCK OPTION AGREEMENT
                    (Full Title of the Plan)

                                 COPY TO:
HARRY KLETTER, PRESIDENT                ROBERT STEVEN BROWN, ESQ.
INDUSTRIAL SERVICES OF AMERICA, INC.    BROCK FENSTERSTOCK SILVERSTEIN
7100 GRADE LANE, P.O. BOX 32428         MCAULIFFE & WADE LLC
LOUISVILLE, KENTUCKY  40232             153 EAST 53RD STREET, 56TH FLOOR
(502) 368-1661                          NEW YORK, NY  10022
                                        (212) 371-2000

         (Name, Address and Telephone Number of Agent for Service)

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN
RULE 464 UNDER THE SECURITIES ACT OF 1933.

THE CONTENTS OF TWO EARLIER REGISTRATION STATEMENTS, FILE NOS.
333-06909 AND 333-06915, ARE INCORPORATED HEREIN BY REFERENCE.

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
     This Post-Effective Amendment No. 1 is filed for the purpose of removing from registration the 320,000 shares of the $0.01 par value Common Stock of Industrial Services of America, Inc. subject to this Registration Statement (File No. 333-33623).
None of the shares covered by the Registration Statement have been issued.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on December 31, 1997.

                         INDUSTRIAL SERVICES OF AMERICA, INC.


                         By: /s/ Harry Kletter
                            ------------------------------------
                              Harry Kletter
                              Chairman of the Board and
                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 31, 1997, by the following persons in the capacities indicated.

Signature                          Title
---------                          -----


/s/ Harry Kletter                  Chairman of the Board and
-------------------------------
Harry Kletter                      Chief Executive Officer
                                   (Principal Executive Officer)


/s/ David Kahl                     Chief Financial Officer
-------------------------------
David Kahl                         (Principal Financial and
                                    Accounting Officer)


/s/ Roberta Kletter*               Director and
-------------------------------
Roberta Kletter                    Executive Vice President


/s/ Matthew Kletter*               Director
-------------------------------
Matthew Kletter


                                   Director
-------------------------------
Peter Cullinan


                                   Director and
------------------------------
Timothy Myers                      Senior Vice President



*By: /s/ Harry Kletter
    --------------------------
    Harry Kletter
    Attorney-in-Fact